SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ PreliminaryProxy Statement	☐ Confidential,For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ DefinitiveProxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

CATALINA LIGHTING, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

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5.	Total fee paid:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount previously paid:

2.	Form, Schedule or Registration Statement No.:

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4.	Date Filed:

CATALINA LIGHTING, INC.
18191 N.W. 68th Avenue
Miami, Florida 33015

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

February 27, 2003

Notice is hereby given that the Annual Meeting of Shareholders of Catalina Lighting, Inc., a Florida corporation (the “Company”), will be held on February 27, 2003 at 11:00 a.m. (local time) at the Boca Raton Marriott, 5150 Town Center Circle, Boca Raton, Florida 33486, for the following purposes:

1.	To elect ten persons to the Company’s Board of Directors to hold office until their respective terms of office shall expire and until their respective successors are duly elected and qualified;

2.	To ratify the selection of Grant Thornton LLP as the Company’s auditors for the fiscal year ending September 30, 2003; and

3.	To transact such other business as may properly come before the Annual Meeting and any and all adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on January 23, 2003 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Our Board is soliciting the enclosed proxy. Please carefully read the accompanying Proxy Statement for more information regarding the business to be transacted at the Annual Meeting. You will also find enclosed our Annual Report for the fiscal year ended September 30, 2002.

For at least ten days before the Annual Meeting, we will make available, during normal business hours, a complete list of the shareholders entitled to vote at the Annual Meeting. You may examine the list for any purpose germane to the Annual Meeting. The list will be available at our offices, located at 18191 N.W. 68th Avenue, Miami, Florida 33015.

Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card promptly. You are cordially invited to attend the Annual Meeting in person. Returning the proxy card will not affect your right to revoke your proxy or to vote in person if you do attend the Annual Meeting.

By Order of the Board of Directors,

/s/ STEPHEN G. MARBLE

Stephen G. Marble
Chief Financial Officer
    and Secretary

Miami, Florida
January 27, 2003

YOUR VOTE IS IMPORTANT

WE URGE YOU TO SIGN, DATE AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. WE HAVE ENCLOSED FOR YOUR CONVENIENCE A RETURN ENVELOPE. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. GIVING YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

CATALINA LIGHTING, INC.
18191 N.W. 68th Avenue
Miami, Florida 33015

January 27, 2003

Dear Catalina Lighting Shareholder:

You are cordially invited to attend the 2003 Annual Meeting of Shareholders of Catalina Lighting, Inc. to be held on Thursday, February 27, 2003, at 11:00 a.m. (local time) at the Boca Raton Marriott, 5150 Town Center Circle, Boca Raton, Florida.

The Annual Meeting will include a discussion and voting on the matters described in the accompanying Notice of Annual Meeting and Proxy Statement. Please read the accompanying Notice of Annual Meeting and Proxy Statement carefully.

Whether or not you plan to attend the Annual Meeting, you can ensure that your shares are represented at the Meeting by promptly completing, signing, dating and returning the enclosed proxy card in the envelope provided. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so by voting in person at the Meeting.

We look forward to seeing you on February 27, 2003.

Sincerely,

/s/ ROBERT VARAKIAN

Robert Varakian
President and Chief Executive Officer

CATALINA LIGHTING, INC.

18191 N.W. 68TH AVENUE
MIAMI, FLORIDA 33015

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
February 27, 2003

GENERAL INFORMATION

We are furnishing this Proxy Statement to shareholders of Catalina Lighting, Inc., a Florida corporation (the “Company”), in connection with our Board of Directors’ solicitation of proxies for use at our 2003 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held at the Boca Raton Marriott, 5150 Town Center Circle, Boca Raton, Florida, on February 27, 2003 at 11:00 a.m. (local time). The purpose of the Annual Meeting is to elect ten persons to the Board of Directors, to ratify the appointment of the Company’s auditors, and to transact such other business as may properly come before the meeting.

As of the close of business on January 23, 2003 (the “Record Date”), we had outstanding 4,286,123 shares of common stock, par value $.01 per share (the “Common Stock”). We are mailing this Proxy Statement and the proxy card in the accompanying form on or about January 30, 2003 to shareholders of record as of the close of business on the Record Date. We have also enclosed our Annual Report for the fiscal year ended September 30, 2002 (“Fiscal 2002”) (which does not form a part of the proxy solicitation material). The Annual Report includes consolidated financial statements for Fiscal 2002.

You are urged to sign, date and promptly mail the enclosed proxy in the addressed envelope provided, which requires no postage in the United States.

PROXIES, QUORUM, AND TABULATION OF VOTES

Each share of Common Stock is entitled to one vote per share on each matter properly brought before the Annual Meeting. The shares represented by your proxy will be voted at the Annual Meeting in accordance with the choices you make on the proxy. If you do not specify any choices, the shares represented by the proxy will be voted FOR the director nominees chosen by our Board and FOR the ratification of the appointment of Grant Thornton LLP as our auditors. So far as we presently know, there is no other business to be transacted at the Annual Meeting. If any other matters properly come before the Annual Meeting, or if any of the persons named to serve as directors should decline or be unable to serve, the person named in the proxy will vote on these matters in accordance with his discretion.

Shares which are present or represented by proxy at the Annual Meeting will be counted for quorum purposes, regardless of whether the holder of the shares or proxy fails to vote (“abstentions”) or whether a broker with discretionary authority fails to exercise its discretionary authority to vote (“broker non-votes”). However, if a broker or nominee limits on the proxy card the number of shares voted or indicates that the shares represented by the proxy card are not voted, any “non-votes” will not be voted and will not be counted as affirmative votes.

If you give a proxy in response to this solicitation, you have the power to revoke it at any time before it is voted by taking any of the following actions: filing a written notice of revocation with our Secretary at our principal executive offices; filing a properly executed proxy showing a later date with our Secretary at our principal executive offices; or attending the meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).

Our Amended and Restated Bylaws (the “Bylaws”) provide that the holders of a majority of the shares of stock entitled to vote at any meeting of shareholders must be present in person or represented by proxy to constitute a quorum for the transaction of any business at the Annual Meeting. Accordingly, the presence of 2,143,062 shares, in person or represented by a properly signed and returned proxy, will constitute a quorum. Our Secretary will tabulate votes at the Annual Meeting.

On April 8, 2002, we effected a one-for-five reverse stock split of our common stock. All historical information in this Proxy Statement relating to our Common Stock, share prices, options, and similar matters from prior to April 8, 2002 has been restated retroactively for the reverse stock split.

MATTERS TO COME BEFORE THE MEETING

Proposal No. 1
ELECTION OF DIRECTORS

We will elect ten directors at the Annual Meeting. The Bylaws provide that each director is to hold office until the next Annual Meeting of Shareholders and until his successor is elected and qualified or until his earlier death, resignation or removal. Our Board has nominated Kevin J. Calhoun, C. Deryl Couch, C. Daryl Hollis, Michael H. Kalb, Rodger R. Krouse, Marc J. Leder, George R. Rea, Patrick J. Sullivan, Clarence E. Terry, and Robert Varakian, each of whom is presently a member of the Board, for election as directors at the Annual Meeting. All of the nominees have consented to be named as nominees and to serve if elected.

Unless you withhold authority to vote for these persons, it is intended that your proxy will be voted FOR the election of the ten nominees. If on the date of the Annual Meeting one or more of the nominees are for any reason not able to serve, your proxy will be voted for the election of such substitute nominee or nominees as the Board shall designate.

Information about the nominees is set forth below.

Name	Director Since	Principal Occupation or Employment; Directorships; Age
Kevin J. Calhoun	2001
Vice President of the Company since July 2001 and Vice President of Sun Capital Partners, Inc. (a private investment firm) since July 2000; Chief Financial Officer of FryeTech, Inc. (a manufacturer of coated papers, specialty inks and MICR-encoded ribbon products) from September 1998 to June 2000; Chief Financial Officer and Controller of The Panda Project, Inc. (a technology company) from September 1996 to August 1998; Director of Northland Cranberries, Inc. and a number of private companies; Age 43.

C. Deryl Couch	2001
Vice President of the Company since July 2001 and Vice President and General Counsel of Sun Capital Partners, Inc. (a private investment firm) since May 2000; Deputy General Counsel of UniCapital Corporation (a specialty finance company) from June 1998 to May 2000; Shareholder of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A. (a full-service law firm) from 1995 to June 1998; Age 41.

Name	Director Since	Principal Occupation or Employment; Directorships; Age
C. Daryl Hollis	2002
Independent business consultant since 1998; Executive Vice President and Chief Financial Officer of The Panda Project, Inc. (a technology company) from 1996 to 1998; Director of Northland Cranberries, Inc.; Age 58.

Michael H. Kalb	2001
Vice President of the Company since July 2001 and Vice President of Sun Capital Partners, Inc. (a private investment firm) since March 1999; Vice President of UniCapital Corporation (a specialty finance company) from May 1998 to February 1999; consultant from January 1998 to May 1998; investment banker with Goldsmith Agio Helms (an investment banking company) from June 1993 to December 1997; Director of a number of private companies; Age 32.

Rodger R. Krouse	2001
Vice President of the Company since July 2001 and Managing Director of Sun Capital Partners, Inc. (a private investment firm) since May 1995; Director of Northland Cranberries, Inc. and a number of other private companies; Age 41.

Marc J. Leder	2001
Vice President of the Company since July 2001 and Managing Director of Sun Capital Partners, Inc. (a private investment firm) since May 1995; Director of Northland Cranberries, Inc. and a number of other private companies; Age 41.

George R. Rea	2001	Independent business consultant since 1994; Director of Northland Cranberries, Inc.; Age 64.

Patrick J. Sullivan	2001
Retired business executive since 1999; Vice President of Merchandising for the Components and Peripherals Division of Digital Equipment Corporation (a computer company) from 1993 to 1999; Director of Northland Cranberries, Inc. and a number of non-profit charitable organizations; Age 47.

Clarence E. Terry	2001
Vice President since July 2001 and Managing Director of Sun Capital Partners, Inc. (a private investment firm) since September 1999; Vice President of Rain Bird Sprinkler Manufacturing Corporation (a leading irrigation manufacturer) from October 1973 to September 1999; Director of Northland Cranberries, Inc. and a number of other private companies; Age 56.

Robert Varakian	2002
President and Chief Executive Officer of the Company since November 2002; President of Lectrix LLC (a company he founded in 2000, that focuses on small, unique, patented, electric kitchen items) from January 2000 to November 2002; President of Ekco Housewares (a division of Ekco Group) from 1997 to 1999; Age 47.

Six of the nominees are employed by Sun Capital Partners, Inc. In particular, Messrs. Krouse, Leder, and Terry are Managing Directors, Mr. Couch is Vice President and General Counsel, and Messrs. Calhoun and Kalb are Vice Presidents of Sun Capital Partners, Inc. Sun Capital Partners, Inc. is an affiliate of Sun Catalina Holdings LLC, our majority shareholder. Please see “Certain Relationships and Related Transactions” below regarding our business relationships with other affiliates of this shareholder.

Meetings and Committees of the Board of Directors

Our Board of Directors held ten meetings in Fiscal 2002 and also took action by unanimous written consent on three occasions during the year. All directors attended at least 75% of the total number of meetings of the Board and the committees on which they served during Fiscal 2002. The Board has two principal committees: a Compensation and Stock Option Committee; and an Audit Committee. There is no Nominating Committee at this time. The Board will nominate individuals for election as directors and will also consider nominees recommended by shareholders if properly submitted. See “2004 Shareholder Proposals” below.

Our Compensation and Stock Option Committee is responsible for developing our executive compensation strategy and for administering the policies and programs that implement this strategy. This Committee did not meet during Fiscal 2002 but acted by written consent on five occasions. Its current members are Mr. Terry, as Chairman, Mr. Calhoun, and Mr. Rea.

Our Audit Committee selects the firm to serve as the independent auditors to audit our financial statements and to perform other audit-related services. In addition, this Committee reviews the scope and results of the audits that are conducted by the independent auditors, reviews interim and year-end results with management, and considers the adequacy of our internal accounting procedures. The Audit Committee met five times during Fiscal 2002. Its current members are Mr. Hollis, as Chairman, Mr. Rea, and Mr. Sullivan, all of whom are independent directors, as defined in Rule 4200(a)(15) of the Marketplace Rules of the National Association of Securities Dealers, Inc. applicable to the Nasdaq Stock Market. In November 2002, the Audit Committee adopted a revised written charter, a copy of which is attached as Appendix A.

Vote Required

Only affirmative votes are counted in the election of directors. Under applicable Florida law and our Bylaws, directors are to be elected by a plurality of the votes of shares of Common Stock present in person or represented by proxy at the Annual Meeting. Accordingly, the ten nominees for election as directors who receive the highest number of votes cast will be elected. Broker non-votes will be treated as shares that neither are capable of being voted nor have been voted and, accordingly, will have no effect on the outcome of the election of directors.

The Board of Directors unanimously recommends a vote FOR each of the nominees listed above.

Proposal No. 2
RATIFICATION OF AUDITORS

Our Audit Committee has appointed Grant Thornton LLP, certified public accountants, as independent auditors to make an examination of the accounts of the Company and our subsidiaries for the fiscal year ending September 30, 2003. Grant Thornton LLP has served as our auditors since May 2002. Although shareholder approval is not required, the Audit Committee, and the Board as a whole, desire to obtain shareholder ratification of this appointment. If the appointment is not ratified at the Annual Meeting, the Audit Committee will review its future selection of auditors.

Vote Required

Under applicable Florida law and our Bylaws, the proposal to ratify the appointment of Grant Thornton LLP will be approved by the shareholders if it receives the approval of a majority of the votes cast. Abstentions are not votes cast “for” or “against” the proposal and accordingly are not counted in determining whether we have obtained the required vote for ratification.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Grant Thornton LLP.

FURTHER INFORMATION

BENEFICIAL OWNERSHIP OF COMMON STOCK

Under the rules of the Securities and Exchange Commission (the “SEC”), a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered a beneficial owner of the security. Voting power includes the power to vote or direct the voting of shares, and investment power includes the power to dispose of or direct the disposition of shares. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered beneficially owned under the SEC’s rules.

Management

Our current and former executive officers named in the Summary Compensation Table below, our directors, and all of our current directors and executive officers as a group beneficially owned as of January 15, 2003 the number of shares of Common Stock set forth in the table below. The information on beneficial ownership in the table and related footnotes is based upon data furnished to us by, or on behalf of, the persons referred to in the table. Unless otherwise indicated in the footnotes to the table, each person named has sole voting power and sole investment power with respect to the shares included in the table.

	Beneficial Ownership of Common Stock
Name	Number of Shares		Percentage Outstanding(1)
Eric Bescoby	25,250	(2)	*
Lynn Skillen	6,250	(3)	*
David W. Sasnett	37,323	(4)	*
Stephen G. Marble	750	(3)	*
Kevin J. Calhoun	250	(3)	*
C. Deryl Couch	250	(3)	*
C. Daryl Hollis	—		—
Michael H. Kalb	250	(3)	*
Rodger R. Krouse	3,615,981	(5)	70.4%
Marc J. Leder	3,615,981	(5)	70.4%
George R. Rea	2,250	(6)	*
Patrick J. Sullivan	250	(3)	*
Clarence E. Terry	250	(3)	*
Robert Varakian	—		—
All current directors and executive officers as a group (11 persons) (7)	3,620,481	(8)	70.5%

*	Less than 1%.

(1)	Based on 4,286,123 shares outstanding as of January 15, 2003.

(2)	Includes 25,000 shares purchasable through the exercise of options, which are immediately exercisable.

(3)	Represents shares purchasable through the exercise of options, which are immediately exercisable.

(4)
Includes 36,923 shares purchasable through the exercise of options, which are immediately exercisable. Mr. Sasnett has granted a proxy to Sun Catalina Holdings, LLC (“Sun Catalina”) with respect to these shares.

(5)
Includes (i) 250 shares purchasable through the exercise of options, which are immediately exercisable; and (ii) 3,615,731 shares which may be deemed beneficially owned within the meaning of Rule 13d-3 of the Exchange Act by Messrs. Leder and Krouse and also by Sun Catalina, Sun Capital Partners II, LP, a Delaware limited partnership (“Partners LP”), Sun Capital Advisors II, LP, a Delaware limited partnership (“Advisors”), and Sun Capital Partners, LLC, a Delaware limited liability company (“Partners LLC”). Messrs. Leder and Krouse may each be deemed to control Sun Catalina, Partners LP, Advisors, and Partners

LLC, as Messrs. Leder and Krouse each own 50% of the membership interests in Partners LLC, which in turn is the general and managing partner of Advisors, which in turn is the general and managing partner of Partners LP, which in turn owns 100% of the membership interests of Sun Catalina. Partners LP, Advisors, Partners LLC, and Messrs. Leder and Krouse have shared voting and investment power over these shares. Included in the 3,615,731 shares are: (i) 847,188 shares issuable pursuant to an immediately-exercisable warrant; (ii) up to 150,000 shares owned by previous shareholders of Go-Gro Industries Limited, assuming that such shares remain owned by such shareholders; and (iii) 44,560 shares, 93,649 shares, 420 shares, and 400 shares owned by Robert Hersh, Nathan Katz, Dean Rappaport, and Mr. Sasnett, respectively, all of whom are former executives of the Company, all of which shares Sun Catalina has the power to vote pursuant to irrevocable proxies. Except as to such shared voting power, Sun Catalina, Partners LP, Advisors, Partners LLC, and Messrs. Leder and Krouse disclaim beneficial ownership of these shares.

(6)	Includes 250 shares purchasable through the exercise of options, which are immediately exercisable.

(7)	The group consists of the 10 current directors (including Mr. Varakian) and Stephen G. Marble, who became our chief financial officer in November 2002.

(8)
Consists of (i) 3,615,731 shares over which Messrs. Leder and Krouse have shared voting and investment power; (ii) 2,000 shares owned by Mr. Rea; and (iii) 2,750 shares purchasable through the exercise of options, which are immediately exercisable.

Other Beneficial Owners

The following table sets forth information with respect to each other shareholder known to us to be the beneficial owner of more than 5% of the outstanding Common Stock as of January 15, 2003:

	Beneficial Ownership of Common Stock
Name and Address of Beneficial Owner	Number of Shares		Percentage Outstanding(1)
Sun Catalina Holdings, LLC c/o Sun Capital Partners, Inc. 5200 Town Center Circle, Suite 470 Boca Raton, Florida 33486	3,615,731	(2)	70.4%

Sun Capital Partners II, LP c/o Sun Capital Partners, Inc. 5200 Town Center Circle, Suite 470 Boca Raton, Florida 33486	3,615,731	(2)	70.4%

Sun Capital Advisors II, LP. c/o Sun Capital Partners, Inc. 5200 Town Center Circle, Suite 470 Boca Raton, Florida 33486	3,615,731	(2)	70.4%

Sun Capital Partners, LLC c/o Sun Capital Partners, Inc. 5200 Town Center Circle, Suite 470 Boca Raton, Florida 33486	3,615,731	(2)	70.4%

SunTrust Banks, Inc. 303 Peachtree Street NE, 25th Floor Atlanta, Georgia 30308	543,397	(3)	11.7%

(1)	Based on 4,286,123 shares outstanding as of January 15, 2003.

(2)	Please see Note 5 to the table above.

(3)	Includes 358,554 shares issuable pursuant to an immediately-exercisable warrant.

Compensation Committee Interlocks and Insider Participation

During Fiscal 2002, Messrs. Calhoun, Rea, and Terry served on our Compensation and Stock Option Committee. Both Mr. Calhoun and Mr. Terry are Vice Presidents of the Company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or our Compensation and Stock Option Committee.

Compensation of Directors

We reimburse our directors for travel and lodging expenses in connection with attendance at board and committee meetings. All of our directors are eligible to receive options under our Stock Incentive Plan.

In each of October 2002 and November 2002, we granted options to purchase 2,500 shares of Common Stock (5,000 total) to each of our directors in consideration for their continuing board service; in the case of Mr. Varakian, who joined the Board in November 2002, all 5,000 of his options were granted in November. The exercise price of all such options is the fair market value on the date of grant. These options vest over a four-year period.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership and reports of changes in ownership of the Common Stock and our other equity securities. These persons are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. We believe that all of our directors and executive officers complied with these filing requirements in Fiscal 2002.

Compensation of Executive Officers

The following table sets forth the compensation received for services rendered to us by: (i) the individual who served as our chief executive officer as of the end of Fiscal 2002; (ii) the individual who served as our chief financial officer as of the end of Fiscal 2002; (iii) the individual who served as our chief financial officer during a portion of Fiscal 2002; and (iv) our controller as of the end of Fiscal 2002 (who is now our chief financial officer).

On April 8, 2002, we effected a one-for-five reverse stock split. All information related to stock options has been restated retroactively.

Summary Compensation Table

		Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options (#)		All Other Compensation ($)
Eric Bescoby (1) Former Chief Executive Officer	2002 2001 2000	225,000 38,219 —		263,250 28,125 —			101,000 — —	(2)	519 — —	(3)

Lynn Skillen (4) Former Chief Financial Officer	2002 2001 2000	103,333 — —		90,694 — —	60,908	(5)	25,000 — —	(6)	— —

David W. Sasnett (7) Former Senior Vice President and Chief Financial Officer	2002 2001 2000	161,000 208,110 190,000	(8)	— 10,000 20,000			— 66,923 3,000	(10)	96,732 26,733 3,200	(9) (11) (3)

Stephen G. Marble (12) Chief Financial Officer and former Controller	2002 2001 2000	90,625 — —		4,876 — —			3,000 — —		— — —

(1)	Mr. Bescoby became our chief executive officer on July 31, 2001, and resigned from that position effective as of November 25, 2002.

(2)
Includes options to purchase 1,000 shares of Common Stock granted to Mr. Bescoby in connection with his service on our Board. Upon Mr. Bescoby’s resignation, vesting ceased with respect to 50,000 of his unvested options.

(3)	Represents a matching contribution to our 401(k) plan.

(4)	Mr. Skillen became our chief financial officer on February 12, 2002, and resigned from that position effective as of November 1, 2002.

(5)	Represents the payment of relocation expenses.

(6)	Upon Mr. Skillen’s resignation, vesting ceased with respect to 12,500 of his unvested options.

(7)	Mr. Sasnett resigned as an executive officer of the Company effective as of February 12, 2002.

(8)	Mr. Sasnett’s salary was paid pursuant to an Employment Agreement dated July 23, 2001, which provided for a base annual salary of $200,000.

(9)
Consists of: (i) a matching contribution to our 401(k) plan in the amount of $3,400; and (ii) $93,332 paid in quarterly installments during Fiscal 2002, representing four of twelve equal payments to be paid quarterly pursuant to the Termination Agreement and Release we entered into with Mr. Sasnett in July 2001, which provided for the termination of Mr. Sasnett’s employment agreement dated October 1, 2000, as amended, in exchange for our payment to Mr. Sasnett of an aggregate of $280,000 payable in quarterly installments over three years and for our issuance to Mr. Sasnett of options to purchase 36,923 shares of Common Stock at $5.90 per share.

(10)	Includes the options to purchase 36,923 shares of Common Stock referred to in Note 9 above.

(11)
Consists of: (i) a matching contribution to our 401(k) plan in the amount of $3,400; and (ii) $23,333 paid on September 1, 2001, representing the first of 12 equal payments to be paid quarterly pursuant to Mr. Sasnett’s Termination Agreement and Release.

(12)	Mr. Marble became our controller in December 2001. Effective as of November 1, 2002, he became our chief financial officer.

Option Grants

The following table sets forth certain information regarding options granted during Fiscal 2002 to the individuals named in the Summary Compensation Table. No stock appreciation rights were granted during Fiscal 2002.

Option Grants During Fiscal 2002

								Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term (3)
Name (1)	Number of Securities Underlying Options Granted		Percent of Total Options Granted to Employees in Fiscal Year 2002 (2)		Exercise Price Per Share		Expiration Date	5%		10%
Eric Bescoby	1,000 20,000 20,000 60,000	(4) (5) (5) (5)	0.4 8.0 8.0 23.9	% % % %	$ $ $ $	1.90 15.00 25.00 1.90	11/12/11 11/12/11 11/12/11 11/12/11	$ $	1,195 — — 71,694	$ $	3,028 — — 181,687

Lynn Skillen	5,000 5,000 15,000	(6) (6) (6)	2.0 2.0 6.0	% % %	$ $ $	15.00 25.00 4.10	2/1/12 2/1/12 2/1/12	$	— — 38,677	$	— — 98,015

David W. Sasnett	—		—			—	—		—		—

Stephen G. Marble	3,000		1.2%			$1.75	12/10/11		$3,302		$8,367

(1)	Please see the Summary Compensation Table for titles of the persons named in the table.

(2)	Based on options to purchase 250,600 shares of Common Stock granted to all employees in Fiscal 2002.

(3)
The 5% and 10% assumed annual rates of compounded stock appreciation are mandated by the rules of the SEC. We cannot assure you that the actual stock price will appreciate over the ten-year option term at the 5% or 10% levels or at any other rate.

(4)	The unvested portion of this option (750 shares) was forfeited upon Mr. Bescoby’s resignation from the Board in November 2002.

(5)	One-half of the options in each option grant were forfeited upon Mr. Bescoby’s resignation as Chief Executive Officer in November 2002.

(6)	One-half of the options in each option grant were forfeited upon Mr. Skillen’s resignation as Chief Financial Officer in November 2002.

Option	Exercises and Holdings

The following table sets forth information concerning options exercised during Fiscal 2002 and the shares of Common Stock represented by outstanding stock options held as of September 30, 2002 by each of the individuals named in the Summary Compensation Table.

Option Exercises in Fiscal 2002 and Fiscal Year End Option Values

			Number of Securities Underlying Options at Fiscal Year End			Value of In-The-Money Options at Fiscal Year End (3)
Name (1)	Shares Acquired on Exercise (#)	Value Realized (2)	Exercisable	Unexercisable		Exercisable	Unexercisable
Eric Bescoby	—	—	25,000	76,000	(4)	$75,750	$232,300
Lynn Skillen	—	—	—	25,000	(5)	—	$42,750
David W. Sasnett	800	$282	36,923	—		$38,769	—
Stephen G. Marble	—	—	—	3,000		—	$15,600

(1)	Please see the Summary Compensation Table for titles of the persons named in the table.

(2)
The value realized is computed by multiplying the difference between the exercise price of the stock option and the market price of the Common Stock on the date of exercise by the number of shares of Common Stock with respect to which the option was exercised.

(3)
Based on the closing price per share of our common stock on the Nasdaq National Market on September 30, 2002 of $6.95, minus the exercise price per share, multiplied by the number of shares of Common Stock underlying the option.

(4)	Includes options to purchase 50,750 shares that were forfeited upon Mr. Bescoby’s resignation as Chief Executive Officer.

(5)	Includes options to purchase 12,500 shares that were forfeited upon Mr. Skillen’s resignation as Chief Financial Officer.

Employment, Termination and Change in Control Arrangements

Effective October 1, 2000, we entered into an employment agreement with David W. Sasnett (the “2000 Sasnett Employment Agreement”). The 2000 Sasnett Employment Agreement would have expired on September 30, 2001 and provided for an annual salary of $210,000 and a severance payment equal to (i) the pro rata portion of Mr. Sasnett’s annual salary for the remainder of the agreement term plus an amount equal to Mr. Sasnett’s annual salary and benefits if he was terminated without “cause” (as defined in the agreement), or (ii) Mr. Sasnett’s annual salary and annual benefits if the agreement was not renewed upon its expiration. This agreement also provided for a lump sum payment equal to two times the sum of his annual salary and annual benefits upon an “Acquisition of Control” (as defined in the 2000 Sasnett Employment Agreement). If Mr. Sasnett’s employment with the Company would have been terminated for any reason other than for cause within one year following an Acquisition of Control, then he would have had the option, exercisable for 30 days after the date of such termination of employment, to enter into a two-year consulting and non-competition agreement for $50,000 per year.

In connection with the closing of a transaction with Sun Catalina and other parties in which we obtained $11.8 million in funding in exchange for equity and debt (the “Sun Transaction”), we entered into a Termination Agreement and Release with Mr. Sasnett, dated July 23, 2001, providing for the termination of the 2000 Sasnett Employment Agreement in exchange for our payment to Mr. Sasnett of an aggregate of $280,000 payable in quarterly installments over three years and for our issuance to Mr. Sasnett of options to purchase 36,923 shares of Common Stock at $5.90 per share. Additionally, we entered into an Employment Agreement with Mr. Sasnett, dated July 23, 2001 (the “2001 Sasnett Employment Agreement”), which provided for a base annual salary of $200,000, the issuance of options to purchase 30,000 shares of Common Stock at $5.90 per share, certain fringe benefits, and, after the fiscal year ended September 30, 2001, eligibility for a discretionary bonus of up to 50% of his base salary. The 2001 Sasnett Employment Agreement also provided that, for a term of one year (renewable automatically for subsequent one-year terms, unless terminated), Mr. Sasnett would serve as our senior vice president, chief financial officer, treasurer and secretary. Mr. Sasnett resigned from these offices, effective as of February 12, 2002.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE
OF THE BOARD OF DIRECTORS

The Compensation and Stock Option Committee (the “Committee”) was responsible for developing the Company’s executive compensation strategy and for administering the policies and programs that implement this strategy during the fiscal year ended September 30, 2002 (“Fiscal 2002”). The Committee also reviews and approves the compensation of the Company’s executive officers each year.

The goals of the Company’s compensation program are to align compensation with business objectives and performance, to enable the Company to attract, retain, and reward executive officers, and to motivate those officers to enhance long-term shareholder value. To meet these goals, we use a mix of the compensation elements of salary, bonus, and stock options.

Our decisions regarding base salary and bonuses during Fiscal 2002 were based upon our determinations regarding individual experience and capabilities, performance issues specific to the executive officer’s particular responsibilities and salaries paid by other companies for comparable positions. With regard to David W. Sasnett, however, who served as our chief financial officer until his resignation in February 2002, his compensation was determined in accordance with the provisions of his employment agreement entered into in July 2001.

We granted stock options to certain of our executive officers in Fiscal 2002. Factors considered in determining the size of option grants included the salary, role, and performance level of each recipient. Our philosophy is to use stock option grants to the Company’s executive officers to align their interests with those of our shareholders.

We used the same procedures described above in setting the annual salary, bonus, and stock option awards for Eric Bescoby, who served as the Company’s Chief Executive Officer during Fiscal 2002. The determination of Mr. Bescoby’s compensation in Fiscal 2002 was based on the philosophy of providing a competitive level of compensation consistent with Mr. Bescoby’s responsibilities and experience as well as the Company’s business performance goals. In determining Mr. Bescoby’s bonus, we considered the factors described above as well as his critical contributions to the strategic development and leadership of the Company.

We have considered the potential impact of Section 162(m) of the Internal Revenue Code, which imposes a limit on tax deductions for annual compensation in excess of $1,000,000 paid to any of the named executive officers, which is not “performance-based” in accordance with certain requirements. We do not believe this limitation will apply to the Company in Fiscal 2002. To the extent possible, we intend to preserve the federal income tax deductibility with respect to compensation paid to each of the named executive officers.

CLARENCE E. TERRY, CHAIRMAN
                    KEVIN J. CALHOUNGEORGE R. REA

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is responsible for reviewing the Company’s financial reporting process on behalf of the Board. In addition, the Committee selects the Company’s independent auditors.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Our responsibility is to monitor and review these processes.

In this context, we met and held discussions with management and Grant Thornton LLP, the Company’s independent auditors. Management represented to us that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and we reviewed and discussed the audited financial statements with management and with the independent auditors. We also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

In addition, we have discussed with the independent auditors their independence from the Company and its management and have received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee).

We also discussed with the Company’s independent auditors the overall scope and plans for their audits. We meet with the independent auditors, with and without management, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on our discussions with management and the independent auditors and our review of the representations of management and the report of the independent auditors, we recommended that the Board include the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended September 30, 2002 to be filed with the Securities and Exchange Commission.

C. DARYL HOLLIS, CHAIRMAN
                    GEORGE R. REAPATRICK J. SULLIVAN

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

Deloitte & Touche LLP served as our independent accountants at the start of Fiscal 2002. However, in May 2002, we terminated our engagement of Deloitte & Touche LLP and retained Grant Thornton LLP. Grant Thornton LLP audited our financial statements for Fiscal 2002. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions.

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP for professional services rendered to us for the reviews of the financial statements included in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2001 and the inclusion of their report regarding our historical financials in our Annual Report on Form 10-K were approximately $9,000.

The aggregate fees billed by Grant Thornton LLP for professional services rendered to us for the audit of the Company’s annual financial statements for Fiscal 2002 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002 and June 30, 2002 were approximately $353,000.

Financial Information Systems Design and Implementation Fees

We did not engage Deloitte & Touche LLP or Grant Thornton LLP to provide advice to us regarding financial information systems design and implementation during Fiscal 2002.

All Other Fees

The aggregate fees billed by Deloitte & Touche LLP for services rendered to the Company in Fiscal 2002, other than the services described above under “Audit Fees”, were approximately $157,000. Such other services consisted of tax and other miscellaneous services.

The aggregate fees billed by Grant Thornton LLP for services rendered to the Company in Fiscal 2002, other than the services described above under “Audit Fees”, were approximately $231,000. Such other services consisted of tax, the audit of the Company’s 401(k) plan, services related to the completion of the “whitewash procedure” (a procedure that followed upon our acquisition of our U.K. subsidiary and is a prerequisite under English law to our ability to use the cash flows of our U.K. subsidiary in the repayment of our acquisition debt), and other miscellaneous services.

SHAREHOLDER RETURN PERFORMANCE GRAPH

The following line graph compares the cumulative total return of our Common Stock to the total return index for the Standard & Poor’s 500 Index, a Peer Group Index of six stocks, and the Prior Peer Group (defined below) for the five-year period from September 30, 1997 through September 30, 2002. The graph assumes $100 invested at the beginning of the period and reinvestment of dividends, if any.

The Peer Group Index consists of Applica Inc. (formerly known as Windmere-Durable Holdings, Inc.), Craftmade International, Inc., Genlyte Group, Inc., Helen of Troy Corporation, Juno Lighting, Inc. (“Juno”), and Thomas Industries, Inc. The companies included as part of the Peer Group Index were selected on the basis of the similarity of such companies to us, considering such factors as products sold, sourcing of products, distribution channels and the industry within which such companies operate. This Peer Group (the “Current Peer Group”) represents a change from the peer group we used for comparison in the prior year (the “Prior Peer Group”) in that the Prior Peer Group did not include Juno. We added Juno to the Current Peer Group because we believe that it is in a line of business similar to ours and that its addition will help to provide a more meaningful comparison of our stock performance. We have included the Prior Peer Group in the graph below because the applicable SEC rules require that we do so in connection with making the change to our Peer Group Index.

The comparisons shown in the graph are based on historical data. We caution that the stock price performance shown is not indicative of, nor intended to forecast, the potential future performance of our Common Stock. The information used in the graph was obtained from Research Data Group, Inc., a source we believe to be reliable, but we are not responsible for any errors or omissions in such information.

Comparison of Cumulative Total Return Among the Company,
the S&P 500 Index, the Current Peer Group, and the Prior Peer Group

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by us under those statutes, the Report of the Compensation and Stock Option Committee, the Report of the Audit Committee, and the Shareholder Return Performance Graph shall not be deemed to be filed with the SEC and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our majority shareholder, Sun Catalina, is an affiliate of Sun Capital Partners, Inc., by whom six of our directors (Messrs. Calhoun, Couch, Kalb, Krouse, Leder, and Terry) are employed.

In June 2002, we executed stock purchase agreements (the “Purchase Agreements”) with each of Sun Catalina and SunTrust Banks, Inc., a noteholder of the Company (“SunTrust”), whereby Sun Catalina and SunTrust purchased shares of our Common Stock, at a price of $5.41 per share. Sun Catalina purchased 924,572 shares of Common Stock for an aggregate purchase price of $5,001,937, payable in full by the cancellation of the principal and accrued interest under the Secured Junior Subordinated Note Due 2006 of the Company held by Sun Catalina. SunTrust purchased 184,843 shares of Common Stock for an aggregate purchase price of $1,000,000, payable in full by the cancellation of a portion of the principal and accrued interest under the Secured Senior Subordinated Note Due 2006 of the Company held by SunTrust. In connection with the consummation of these transactions, we amended our registration rights agreement with Sun Catalina, SunTrust and SunTrust Bank, a Georgia banking corporation, to include within the definition of “Registrable Securities” thereunder the shares purchased by Sun Catalina and SunTrust pursuant to the Purchase Agreements.

In addition, we are party to a ten-year agreement, which commenced July 23, 2001, with another affiliate of Sun Catalina to provide management services to us at an annual fee of $500,000, payable quarterly. This management services expense for Fiscal 2002 amounted to $500,000.

OTHER MATTERS

At the time of the mailing of this Proxy Statement, we do not expect any business other than that set forth above to come before the Annual Meeting or any adjournment thereof. Should any matters properly come before the Annual Meeting or any adjournment thereof, the proxy holder will vote on these matters according to his discretion and best judgment.

EXPENSES OF SOLICITATION

We will bear the cost of solicitation of proxies for the Annual Meeting. We will make solicitations primarily by mail or by facsimile, but our regular employees may solicit proxies personally or by telephone or telegraph. We will ask brokerage houses and other nominees, custodians, and fiduciaries to forward proxy soliciting material and our Annual Report to the beneficial owners of the shares of our Common Stock held of record by them, and we will reimburse these record holders for their reasonable out-of-pocket expenses incurred in doing so.

2004 SHAREHOLDER PROPOSALS

If you would like to submit a proposal for the 2004 Annual Meeting of Shareholders, it must be received by the Secretary of the Company at 18191 N.W. 68th Avenue, Miami, Florida 33015, at any time prior to  September 29, 2003 and must otherwise comply with Rule 14a-8 under the Securities Exchange Act of 1934, in order to be eligible for inclusion in our proxy statement for that meeting.

Our Bylaws provide that advance notice of nominations of persons for election to the Board of Directors or the proposal of business to be considered by the shareholders generally must be given to the Secretary of the Company not less than 120 days prior to the first anniversary of the date of the mailing of materials regarding the prior year’s annual meeting, which mailing date is identified above in this Proxy Statement under the heading “General Information”, unless the date of the next Annual Meeting changes by more than 30 days from the date of this Annual Meeting. If the date of the next Annual Meeting changes by more than 30 days from the date of this Annual Meeting, such proposal or nomination must be delivered not later than the close of business on the later of the 120 days preceding the next Annual Meeting or ten days after the public announcement of the date for the next Annual Meeting.

To be in proper form, a shareholder’s notice must set forth: (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owners, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such shareholder, as they appear on our books, and of such beneficial owner, (B) the number of shares of Common Stock which are owned (beneficially or of record) by such shareholder and such beneficial owner, (C) a description of all arrangements or understandings between such shareholder and such beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder and of such beneficial owner in such business, and (D) a representation that such shareholder or its agent or designee intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

By Order of the Board of Directors,

/s/ STEPHEN G. MARBLE

Chief Financial Officer
    and Secretary

APPENDIX A

CATALINA LIGHTING, INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I.    Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors of Catalina Lighting, Inc. (the “Company”) to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	review financial information to be provided to shareholders and others;

•	monitor the integrity of the Company’s financial reporting processes and systems of internal controls;

•	appoint, oversee, and, in its discretion, discharge and replace the Company’s independent accountants;

•	approve the services performed by the Company’s independent accountants and the fees proposed for those services;

•	monitor the independence and performance of the Company’s independent accountants; and

•	provide an avenue of communication among the independent accountants, management, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent accountants as well as anyone in the Company. The Audit Committee may retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.    Audit Committee Composition and Meetings

The Audit Committee shall consist of at least three directors, each of whom shall be independent, as determined by the Board of Directors and in accordance with the applicable provisions of the Marketplace Rules of the National Association of Securities Dealers, Inc. applicable to the Nasdaq Stock Market. Audit Committee members also shall satisfy the qualification requirements of the Nasdaq Stock Market for Audit Committee membership. No member of the Audit Committee may accept any consulting, advisory, or other compensatory fees from the Company, other than payments made for Board or committee service.

The Board of Directors shall appoint the members of the Audit Committee, and such members shall serve until their successors are designated by the Board or until their earlier death, resignation, or removal. If the Chairman of the Audit Committee is not designated or present, the members of the Committee may designate a Chairman by majority vote of the Committee membership.

The Audit Committee shall meet at least four times annually (in person or telephonically), or more frequently as circumstances dictate as determined by the Chairman or by any two other members. The Chairman shall prepare and/or approve an agenda in advance of each meeting. The Audit Committee should meet privately in executive session at least annually with management, with the independent accountants, and as a committee to discuss any matters that the Audit Committee or each of these groups believe should be discussed. In addition, the Audit Committee should communicate with management and the independent accountants quarterly to review the Company’s interim financial statements and any significant findings based upon the accountants’ review procedures before the Company’s Quarterly Report on Form 10-Q is filed with the Securities and Exchange Commission or such quarterly financial information otherwise is made public.

III.    Audit Committee Responsibilities and Duties

A.    Review Procedures

In fulfilling its responsibilities, the Audit Committee is expected to perform the following procedures:

1.	Review and reassess the Charter of the Audit Committee at least annually, making amendment to the Charter as appropriate.

2.
Review the Company’s annual audited financial statements prior to filing or distribution. In conducting its review, the Audit Committee should discuss the following matters with management and the independent accountants:

a.	the independent accountants’ audit of the financial statements and its report thereon;

b.	any significant changes required in the independent accountants’ audit plan;

c.	any significant difficulties encountered during the course of the audit (including any restriction on the scope of work or access to required information);

d.	any significant disagreement among management and the independent accountants in connection with preparation of the financial statements;

e.	any significant audit adjustments (both recorded and unrecorded); and

f.	other matters related to the conduct of the audit which are communicated to the Audit Committee under generally accepted auditing standards.

3.
In consultation with the management and the independent accountants, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent accountants together with management’s responses.

4.
Review with financial management and the independent accountants the Company’s quarterly financial results prior to the release of earnings and the Company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items communicated by the independent accountants in accordance with Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (see Item B.5). The Chairman of the Committee may represent the entire Audit Committee for purposes of this review.

5.
Meet with the independent accountants and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee.

B.    Duties Relating to the Independent Accountants

The independent accountants are ultimately accountable to the Audit Committee and the Board of Directors, as representatives of the shareholders. Accordingly, the Audit Committee is expected to perform the following activities with, or as they relate to, the independent accountants:

1.	Oversee and review the independence and performance of the accountants and annually appoint the independent accountants or approve any discharge of accountants when circumstances warrant.

2.
Approve in advance any and all audit services and all permitted nonaudit services (unless de minimus) provided by the independent accountants, as well as the fees and other compensation to be paid to the independent accountants.

3.
On an annual basis, review, and discuss with the independent accountants, all significant relationships the independent accountants have with the Company that could impair the accountants’ independence. This review should include, without limitation, the following:

a.
receiving a formal written statement from the independent accountants delineating all relationships between the accountants and the Company, consistent with Independence Standards Board Standard No. 1; and

b.
actively engaging in a dialog with the independent accountants with respect to any disclosed relationships or services that may have an impact on the objectivity and independence of the independent accountants.

4.	Review the independent accountants’ audit plan. This review should include a discussion of scope, staffing, reliance upon management and general audit approach.

5.
Prior to releasing the year-end earnings, discuss, outside the presence of management, the results of the audit with the independent accountants. The discussion should include the matters set forth in item 2, as well as the following:

a.	the adequacy of the Company’s internal controls, including computerized information system controls and security;

b.	any related significant findings and recommendations of the independent accountant together with management’s responses to them; and

c.
the independent accountants’ judgment about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting. Without limiting the foregoing, the Audit Committee is expected to inquire as to the independent accountants’ views about whether management’s choices of accounting principles appear reasonable from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

C.    Other Audit Committee Responsibilities

1.
Provide for the confidential and anonymous submission by employees of issues, complaints, or concerns relating to the ethical conduct of the Company’s senior management or other employees or the Company’s accounting practices, and review, investigate, and address any items so submitted.

2.
Recommend to the Board of Directors whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission, as applicable.

3.	Annually prepare a report to shareholders for inclusion in the Company’s proxy statement relating to the annual meeting of shareholders, as or if required by the Securities and Exchange Commission.

4.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Committee or the Board deems necessary or appropriate.

5.	Maintain minutes of meetings and periodically report to the Board of Directors on the activities of the Committee.

6.	Periodically perform self-assessment of Audit Committee performance.

7.
Annually review policies and procedures as well as audit results associated with directors’ and officers’ expense accounts and perquisites. Annually review a summary of directors’ and officers’ related party transactions and potential conflicts of interest.

8.
Discuss and address with the independent accountants any significant issues relative to overall board responsibility that, in the judgment of the independent accountants, have been communicated to management but have not been adequately resolved.

CATALINA LIGHTING, INC.
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS
February 27, 2003

The undersigned shareholder of Catalina Lighting, Inc. (the “Company”) hereby appoints Robert Varakian and Stephen G. Marble, and each of them singly, as attorneys and proxies of the undersigned, with full power of substitution to each of them, to represent the undersigned and vote all shares of Common Stock, par value $.01 per share, of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company, to be held on Thursday, February 27, 2003, at 11:00 a.m. (local time), at the Boca Raton Marriott, 5050 Town Center Circle, Boca Raton, Florida 33486, and at any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED PROXY IS RETURNED, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES SPECIFIED IN PROPOSAL 1 AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS SPECIFIED IN PROPOSAL 2. THIS PROXY ALSO WILL BE VOTED IN THE DISCRETION OF THE HOLDERS HEREOF UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

(Continued and to be signed on the reverse side)

^ FOLD AND DETACH HERE ^

Please mark your votes as indicated in this example [X]

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL NOMINEES.

Proposal 1:  Election of the following nominees to the Board of Directors:

01 Kevin J. Calhoun 02 C. Deryl Couch 03 C. Daryl Hollis 04 Michael H. Kalb 05 Rodger R. Krouse	06 Marc L. Leder 07 George R. Rea 08 Patrick J. Sullivan 09 Clarence E. Terry 10 Robert Varakian

FOR [ ]	AUTHORITY WITHHELD FOR ALL NOMINEES [ ]

Authority withheld for the following only: (write the name(s) of the nominee(s) on the line below)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION.

Proposal 2:  Ratification of the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending September 30, 2003.

FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting.

Please disregard if you have previously provided your consent. [    ]
By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a web-page which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company’s transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
PROMPTLY USING THE ENCLOSED ENVELOPE

Signature(s)    ____________________
Signature(s)    ____________________
Date:    ____________

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please sign full title as such. If a corporation, then please sign in full corporate name as president or other authorized officer. If a partnership, then please sign in partnership name by authorized person.

^ FOLD AND DETACH HERE ^